UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): May 30, 2001


Sono-Tek Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-16035

New York						14-1568099
(State of Incorporation)		(I.R.S. Employer ID No.)


2012 Route 9W, Milton, New York			      12547
(Address of Principal Executive Offices)		   (Zip Code)

Registrants telephone number, including area code	(845) 795-2020

Item 5.  Other Events.

At its Board Meeting of March 26, 2001, the Board accepted the resignation of James L. Kehoe, CEO. The Board elected Dr. Christopher L. Coccio as acting CEO and President at this meeting, and made the appointment permanent at its May 7, 2001 meeting.

At the Companys Board Meeting on April 21, 2001, the Company has examined the future profitability and cash flows of its Cleaning Systems operating segment and adopted a plan to discontinue its operations. The Company expects to record a loss on discontinued operations during the Quarter ended May 31, 2001.

The Company reached a preliminary agreement with the majority (51%) shareholder of PNR America (an equity investment of the Company) to buy the Companys 49% ownership interest. The Company expects to record a gain on the sale during the Quarter ended May 31, 2001.

The Company obtained short term financing from an investment company to provide liquidity for its ongoing operations. Certain directors purchased a share of this investment to facilitate the loan.

It is expected that further information regarding the above will be contained in the Companys Form 10k for the fiscal year ended February 28, 2001.


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By:	/s/ Christopher L. Coccio
	Christopher L. Coccio
	Chief Executive Officer

May 30, 2001